Exhibit 99.906 CERT

certification

Kevin E. Wolf, Principal Executive Officer/President, and James Colantino, Principal Financial Officer/Treasurer of Northern Lights Variable Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Princiap Executive Officer/President Northern Lights Variable Fund Trust	Principal Financial Officer/Treasurer Northern Lights Variable Fund Trust

/s/ Kevin E. Wolf	/s/ James Colantino
Kevin E. Wolf	James Colantino

Date:	9/6/2024	Date:	9/6/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.